RESCISSION AGREEMENT


          This Rescission Agreement (the "Agreement") made and entered into as of the 28th day of January, 2001, by and between Thin Film Battery, Inc., formerly "O. T. S. Holdings, Inc.," a Colorado corporation ("OTS"); Mark Meriwether, the former President and sole director of OTS ("Meriwether"); Thin Film Battery, Inc., a Nevada corporation ("Thin Film Nevada"); and all of the former stockholders of Thin Film Nevada (the "Thin Film Nevada Stockholders");

                           WITNESSETH:

          WHEREAS, OTS, Thin Film Nevada and the Thin Film Nevada
Stockholders entered into an Acquisition Agreement and Plan of Reorganization (the "Thin Film Nevada Reorganization ") on or about April 7, 2000, pursuant to which OTS acquired all of the issued and outstanding shares of common stock of Thin Film Nevada from the Thin Film Nevada Stockholders in exchange for shares of common stock of OTS; and

          WHEREAS, Mark Meriwether also conveyed certain shares of OTS common stock that were owned by him to certain finders in consideration of the Thin Film Nevada Reorganization being completed;

          WHEREAS, certain disputes have arisen between OTS, Meriwether, Thin Film Nevada and the Thin Film Nevada Stockholders regarding the Thin Film Nevada Reorganization that resulted in Meriwether filing legal action against Thin Film Nevada and the Thin Film Nevada Stockholders seeking rescission of the Thin Film Nevada Reorganization in the Third Judicial District Court of Salt Lake County, Utah, in Civil Action No. 000909850, which action was dismissed without prejudice with the understanding that the Thin Film Nevada Reorganization would be rescinded by the parties; and

          WHEREAS, the parties hereto believe that all interests would be served if the Thin Film Nevada Reorganization were rescinded and the parties were restored to their respective statuses prior to the closing of the Thin Film Nevada Reorganization;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY AGREED:

                                I.
                             PURPOSE

          The purpose of this Agreement is to rescind the Thin Film Nevada Reorganization, a copy of which is attached hereto, designated as Exhibit A, and incorporated herein by reference, and the conveyances by Meriwether of his personal shares to certain finders. It is the intention of the parties that each party, to the extent reasonably possible, be placed in the same position each such party would have been in had the Thin Film Nevada Reorganization not have been completed.

                               II.
                  REPRESENTATIONS AND WARRANTIES

          OTS represents and warrants to Thin Film Nevada and the Thin Film Nevada Stockholders as follows:

          2.1 OTS is a Colorado corporation, in good standing under the laws of such state, and has the power and authority to execute and deliver this Agreement, and the execution and delivery hereof will not violate any of the provisions of OTS Articles of Incorporation, By-laws or any other instrument or agreement to which it is a party.

          2.2 Since the completion of the Thin Film Nevada Reorganization, OTS and Thin Film Nevada have been operated solely as separate entities, with Thin Film Nevada being the operating entity, and OTS being the holding company owning all of the issued and outstanding shares of common stock of Thin Film Nevada.

          2.3  That with the exception of fees owed by OTS to Colonial
Stock Transfer Company, its transfer and registrar agent for acting in such capacity, and any and all legal fees payable to Leonard W. Burningham, Esq. for legal work performed on behalf of OTS and/or Thin Film Nevada, OTS has no liabilities of any type or nature whatsoever.

                               III.
        REPRESENTATIONS AND WARRANTIES OF THIN FILM NEVADA
              AND THE THIN FILM NEVADA STOCKHOLDERS

          3.1 Thin Film Nevada is a Nevada corporation, in good standing under the laws of such state, and has the power and authority to execute and deliver this Agreement and the execution and delivery hereof will not violate any of the provisions of the Articles of Incorporation, By-laws or any other instrument or agreement to which it is a party.

          3.2 Since the completion of the Thin Film Nevada Reorganization, OTS and Thin Film Nevada have been operated solely as separate entities, which Thin Film Nevada being the operating entity, and OTS being the holding company, owning all of the issued and outstanding shares of common stock of Thin Film Nevada. All obligations incurred since the closing of the Thin Film Nevada Reorganization have, except as stated above in Section 2.3, been incurred directly by Thin Film Nevada, and OTS is not party to or liable for any such obligations.

          3.3 Each corporation that is one of the Thin Film Nevada Stockholders is a corporation, in good standing under the laws of the state, country or province in which each is domiciled and each has the power and authority to execute and deliver this Agreement and the execution and delivery hereof will not violate any of the provisions of the Articles of Incorporation, By-laws or any other instrument or agreement to which any is a party.

          3.4 Each of Thin Film Nevada Stockholders presently owns the number of shares of OTS that were received in exchange for their Thin Film Nevada common stock pursuant to Exhibit A, free of any liens or encumbrances whatsoever, and each has full power and authority to convey such shares hereunder without qualification.

                               IV.
                   EFFECTIVE DATE OF RESCISSION

          The Thin Film Nevada Reorganization is hereby rescinded, effective as of its date, April 17, 2000, for accounting and all other purposes.

                                V.
                       TERMS OF RESCISSION

          5.1 OTS shall return all Thin Film Nevada shares acquired from the Thin Film Stockholders under the Thin Film Nevada Reorganization as outlined below; and the Thin Film Nevada Stockholders shall return all shares of OTS acquired in exchange for their respective shares of Thin Film Nevada as outlined below.


                                     Thin Film Nevada       OTS Common
Thin Film Nevada Stockholders       Common Stock Owned  Received in Exchange*
Price Equity, Ltd.                        5,000,000         15,000,000
Omni International Ltd.                   7,000,000         21,000,000
Smart Concept Technology                  3,000,000          9,000,000
John B. Bates                               333,334          1,000,000
Robert G. Pasquaye                            3,334             10,000
Won G. Choi                                   3,334             10,000

          *Reflects a three for one forward split of the shares actually exchanged.

          Each of the finders who was conveyed a portion of the approximately 4,900,000 post-split shares of OTS owned by Meriwether shall be caused to convey such shares to Meriwether Thin Film Nevada.

          All stock certificates necessary to effect this exchange and the reconveyance to Meriwether shall be delivered and/or canceled at the time of the execution and delivery of this Agreement.

          5.2 Thin Film Nevada and the Thin Film Nevada Stockholders shall and do hereby jointly and severally indemnify and hold OTS harmless from and against any and all liabilities of any type or nature whatsoever of the combined companies resulting from any operations that were conducted or otherwise incurred by the combined companies since the date of the Thin Film Nevada Reorganization until the date hereof, with the exception of the liabilities set forth in Section 2.3 above.

          5.3 Thin Film Nevada agrees to assist OTS in any reasonable manner at no cost to OTS in providing information and documentation required by OTS for the filing of any federal or state tax returns or reports required to be filed with the Securities and Exchange Commission, and each party shall deliver the other all books, records or other property, assets or business of the other.

          5.4 OTS shall change its name to "O. T. S. Holdings, Inc." or such other names as may be approved by the its stockholders at or simultaneous with the execution and delivery of this Agreement; and Thin Film Nevada, as between the parties, shall have sole right and ownership to the name "Thin Film Battery, Inc." or any derivative thereof.

          5.5 All of the current directors and executive officers of OTS shall resign, in seriatim, and shall designate and appoint Mark Meriwether as the sole director and as the President and Secretary of OTS.

          5.6 OTS shall file a Form 8-K Current Report with the Securities and Exchange Commission regarding this Agreement as soon as is reasonably practical.

                               VI.
                          MISCELLANEOUS

          6.1 At any time following the execution and delivery of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to carry out the intent and purposes of this Agreement.

          6.2 This Agreement constitutes the entire agreement between the parties and supersedes and cancels all other agreements, whether oral or written, relating to the subject matter hereof, and shall be executed by the executive officers that served for the respective parties prior to the closing of the Thin Film Nevada Reorganization as outlined in the Joint Consents of the Boards of Directors of OTS and Thin Film Nevada attached hereto as Exhibit B, and incorporated herein by reference..

          6.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

          6.4 In the event of any default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney's fees and costs in enforcing this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.



                                   O. T. S. Holdings, Inc.


Dated: 2/14/01                     By/S/Mark Meriwether
      --------                       --------------------------
                                     Mark Meriwether, President

Dated: 2/14/01                       /s/Mark Meriwether
      --------                       --------------------------
                                     Mark Meriwether


                                   Thin Film Battery, Inc.


Dated: 2/14/01                     By/s/Thomas Han
      --------                       --------------------------
                                     Thomas Han, President


                                   Price Equity, Ltd.



Dated:                             By________________________


                                   Omni International Ltd.


Dated:                             By________________________


                                   Smart Concept Technology


Dated:                             By________________________


Dated:                             ___________________________
                                   John B. Bates


Dated:                             ___________________________
                                   Robert G. Pasquaye


Dated:                             ___________________________
                                   Won G. Choi

              JOINT UNANIMOUS CONSENT OF DIRECTORS

                                OF

THIN FILM BATTERY, INC., FORMERLY KNOWN AS "O.T.S. HOLDINGS, INC."

                               AND

          THIN FILM BATTERY, INC., A NEVADA CORPORATION


          The undersigned, being the sole director of Thin Film Battery, Inc., formerly known as "O.T.S. Holdings, Inc.," a Colorado corporation (the "OTS"), acting pursuant to Section 7-5-108(3) of the Colorado Corporation Code; and as the sole director of Thin Film Battery, Inc., a Nevada corporation ("Thin Film Nevada"), acting pursuant to Section 78.315 of the Nevada Revised Statutes, does hereby unanimously consent to and adopt the following resolutions, effective as of the 28th day of January, 2001:

          RESOLVED, that OTS and Thin Film Nevada adopt, ratify and approve the Rescission Agreement rescinding the Acquisition Agreement and Plan of Reorganization (the "Thin Film Nevada Reorganization ") between OTS, Thin Film Nevada and all of the Thin Film Nevada stockholders executed on or about April 7, 2000, pursuant to which OTS acquired all of the issued and outstanding shares of common stock of Thin Film Nevada from the Thin Film Nevada stockholders in exchange for shares of common stock of OTS; and

          FURTHER, RESOLVED, that any officer of the OTS and Thin Film Nevada are hereby authorized to sign any and all documents required or necessary regarding the Rescission Agreement, and that Mark Meriwether, the former President of OTS is hereby designated and elected as President, Secretary and a director of OTS, with all other directors or executive officers of OTS hereby tendering their respective resignations by their respective signatures inscribed below, so that Mr. Meriwether alone can execute and deliver the Rescission Agreement for or on behalf of OTS;

          FURTHER, RESOLVED, that the name of OTS be changed back to its original name, "O. T. S. Holdings, Inc." or such other names as may be approved by the its stockholders at or simultaneous with the execution and delivery of the Rescission Agreement;

Dated: 2/14/01                            /s/Thomas Han
                                          -----------------------------
                                          Thomas Han, Sole Director and
                                          Officer of OTS and Thin Film Nevada